EXHIBIT 10.1

FIRST AMENDMENT TO SETTLEMENT AGREEMENT

This First Amendment to Settlement Agreement (this “Amendment”) is dated as of January 28, 2015, by and among Daniel R. Lee, Bradley M. Tirpak and Craig W. Thomas (the foregoing individuals being collectively referred to as the “Concerned Shareholders”) and Full House Resorts, Inc., a Delaware corporation (the “Company”).

WHEREAS, on November 28, 2014, the Concerned Shareholders and the Company entered into that certain Settlement Agreement;

WHEREAS, on November 28, 2014, the Concerned Shareholders’ Nominees (as defined below) were appointed to the Company’s Board of Directors (the “Board”);

WHEREAS, on January 27, 2015, in the interests of reducing the size of the Company’s Board and thereby reducing corporate compliance and regulatory costs, Director Raymond Hemmig resigned from the Board;

WHEREAS, in light of the foregoing, the Concerned Shareholders and the Company believe it to be in the best interest of the Company to amend only those portions of the Settlement Agreement necessary to reflect the reduction in Board size from nine to eight members;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Unless otherwise provided herein, terms defined in the Settlement Agreement shall have the same meaning in this Amendment.

2.             (a) Section 1(c) of the Settlement Agreement shall be amended in its entirety as follows:

(c)           Effective as of the date of the Settlement Agreement, the Board has (i) increased the size of the Board to nine (9) directors and (ii) appointed W.H. Baird Garret, Raymond Hemmig, Ellis Landau, Daniel R. Lee, Bradley M. Tirpak and Craig W. Thomas (the “Concerned Shareholders’ Nominees”) to the Board.  Following the January 27, 2015 resignation from the Board of Raymond Hemmig (the “Hemmig Resignation”) and the reduction of the Board size from nine to eight members, the Company agrees to nominate each of Kenneth R. Adams, Carl G. Braunlich, Kathleen Marshall and each of the six Concerned Shareholders’ Nominees, as amended to reflect the Hemmig Resignation  (collectively, the “2015 Nominees”) for election at the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”) and recommend that the stockholders of the Company vote to elect the 2015 Nominees as directors at the 2015 Annual Meeting. The Company and each of the Concerned Shareholders’ Nominees shall make all necessary filings required in connection with the election of the Concerned Shareholders’ Nominees, as amended for the Hemmig Resignation, with any governmental or regulatory authority that has, or may have, jurisdiction over the Company.

(b)          Except as expressly provided and to the limited extent set forth in this Amendment, the Settlement Agreement shall remain in full force and effect.

3.             Representations, Warranties and Covenants.

(a)          The members of the Concerned Shareholders represent, warrant and covenant, each as to himself, as follows:

(i)           Each member of the Concerned Shareholders has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment.

(ii)          This Amendment has been duly and validly authorized, executed and delivered by each member of the Concerned Shareholders, constitutes a valid and binding obligation and agreement of each such member and is enforceable against each such member in accordance with its terms.

(iii)         The execution by each member of the Concerned Shareholders of this Amendment and the performance by each member of the Concerned Shareholders’ obligations hereunder does not and will not violate any law, any order of any court or other agency of government.

(b)          The Company hereby represents, warrants and covenants as follows:

(i)           The Company has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment and to consummate the transactions contemplated hereby.

(ii)          This Amendment has been duly and validly authorized, executed and delivered by the Company, does not require the approval of the stockholders of the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms

(iii)         The Company’s execution of this Amendment and the performance by the Company of its obligations hereunder does not and will not violate any law, any order of any court or other agency of government, the Charter or the Bylaws.

[Signature Page to Settlement Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

FULL HOUSE RESORTS, INC.

By:

/s/ Carl Braunlich
Name: Carl Braunlich
Title: Director

By:	/s/ Daniel R. Lee
Name: Daniel R. Lee

By:	/s/ Bradley M. Tirpak
Name: Bradley M. Tirpak

By:	/s/ Craig W. Thomas
Name: Craig W. Thomas